Exhibit 99.1

Pharma-Bio Serv Appoints Víctor Sánchez as President and Chief Executive Officer Effective January 1, 2015

DORADO, PUERTO RICO, December 2, 2014 – Pharma-Bio Serv, Inc. (Pharma-Bio Serv or the Company) (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm, that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, announced today that the Board of Directors has appointed Víctor Sánchez as President and Chief Executive Officer, effective January 1, 2015.

Mr. Sanchez, 44, has served as the President of the European Operations of the Company since January 2011. Prior to joining the Company, he served as Operations Manager in the LOCM and OSD divisions of Merck Sharp & Dohme (“MSD”), a pharmaceutical company, in Madrid, Spain from April 2010 to January 2011 and as Operations Manager of the LOCM division of Schering-Plough S.A., a pharmaceutical company, in Madrid, Spain, from September 2004 to April 2010. He served as Quality Control Validations Manager for Schering-Plough Products, LLC, a pharmaceutical company (“Schering-Plough”), in Puerto Rico from December 2000 to August 2004 and as Quality Control Laboratory Supervisor of Schering-Plough from April 1996 to December 2000. Mr. Sanchez holds a Bachelor of Science in Chemistry, summa cum laude, and a M.B.A. in Industrial Management, cum laude, from the Interamerican University of Puerto Rico. He holds a Post Graduate Diploma in Pharmaceutical Validation Technology from the Dublin Institute of Technology, Ireland. Mr. Sanchez is a licensed chemist by the Puerto Rico State Department and a member of the American Chemical Society, the Parenteral Drug Association, the Regulatory Affairs Professional Society, and the International Society for Pharmaceutical Engineers.

Elizabeth Plaza remains Chairman of the Board of Directors and will continue to drive the growth of the Company by devoting herself to Pharma-Bio Serv’s strategic expansion into new markets and M&A activities.

“As President and CEO, I will draw upon my extensive expertise gained as President of European Operations to lead Pharma-Bio Serv’s strategic vision, business development and global growth,” said Víctor Sánchez.

“We are very pleased to welcome Víctor Sánchez as our new President and CEO. He is a major asset to our organization and we look forward to continuing to execute on our strategic vision together,” said Elizabeth Plaza, Chairman of the Board of Directors of Pharma-Bio Serv.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland and Spain. Pharma-Bio Serv's core business is FDA and other international regulatory compliance agency related services, with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries. The Company’s services also include information technology consulting through our "Integratek" consulting practice, and "Pharma Serv Academy," a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes more than 300 leading engineering and life science professionals, quality assurance managers and directors.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. There can be no assurance that the processes being undertaken by Pharma-Bio Serv will result in growth through business development or mergers and acquisitions. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2013, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Relations Contact:
Scott Gordon
President
CorProminence LLC
scottg@corprominence.com
631 703 4900